SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  June 17, 2000

                          WEBMEDICALSERVICES.COM, INC.
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             (Exact Name of Registrant as Specified in its Charter)

Nevada                                000-28545                  88-0418439
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(State of Other Jurisdiction          (Commission               (IRS Employer
of  Incorporation)                    File  Number)             Identification
No.)

11077  Biscayne  Blvd,  Suite  302,  Miami,  FL                  33066
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(Address  of  Principal  Executive  Office)                    (Zip Code)

Registrant's telephone number, including area code             (305) 891-7707
                                                                -------------

                        9410  Broadview, Miami, FL  33154
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(Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT.

On June 17, 2000, Gator Acquisition Corp., an Indiana corporation, purchased 6,000,000 shares, representing approximately 90% of the common shares of WebMedicalServices.com, Inc. a Nevada corporation, for the cash purchase price of $25,000 from Dr. Burton Feinerman. Gator Acquisition Corp. is controlled by Jeffrey A. Cunningham and Edward F. Martin of Louisville, KY.

In connection with this transaction, Dr. Feinerman resigned as President and the sole director of the corporation, and Mr. Cunningham and Mr. Martin were made directors of the corporation; Mr. Martin was elected President, and Mr. Cunningham was elected Secretary/Treasurer.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             WEBMEDICALSERVICES.COM, INC.
                                             (Registrant)

Date:  July  3,  2000                        By: /s/ Edward F. Martin
                                             ----------------------------
                                             Edward F. Martin, President


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